                                                                   Exhibit 99(i)



For Immediate Release                                 CONTACT: Pearse O'Loughlin
                                                                    612-951-0070
                                            PEARSE.O'LOUGHLIN@CORP.HONEYWELL.COM


                        HONEYWELL REPORTS SECOND QUARTER
                       COMPARABLE EPS GROWTH OF 15 PERCENT
                              WITH STRONG CASH FLOW

     MINNEAPOLIS, JULY 21, 1999 -- Honeywell Inc. (NYSE: HON) today reported earnings per share of $1.09 in the second quarter of 1999, an increase of 15 percent over comparable earnings per share of $0.95 in the second quarter of 1998. Reported earnings per share of $0.98 in the second quarter of 1998 included a one-time gain of $0.03 on the sale of assets.*

     "Honeywell has delivered strong cash flow and its 18th consecutive quarter of double-digit earnings per share growth," said Michael R. Bonsignore, Honeywell's chairman and chief executive officer. "Our approach for transforming the Home and Building Control business into a strong value creator is bearing fruit, as demonstrated by the broad top and bottom-line growth in the second quarter. The company is strategically positioned for success that should be further enhanced by the financial strength resulting from our combination with AlliedSignal."

     Honeywell generated free cash flow of $214 million in the quarter, an 89 percent increase over the second quarter of 1998. Orders rose 5 percent driven by Home and Building Control, Industrial Control and Commercial Avionics. Sales rose 5 percent in the quarter to $2.14 billion. On a comparable basis, operating margins increased 60 basis points to 11.8 percent, and controlled working capital rates improved 40 basis points in the quarter.

     Second quarter results were led by an across-the-board strong performance from Home and Building Control with sales up 9 percent, while earnings grew 28 percent. Increased market penetration, new product success, and acquisitions spurred growth in the Products business, while the services and the security sectors continued to show solid growth. Space and Aviation Control earnings grew on higher margin rates and 5 percent revenue growth. Industrial Control revenues grew modestly at 1 percent, while earnings decreased due to sluggish end market conditions in refining and pulp and paper and an unfavorable mix of project revenues.

                       SECOND QUARTER STRATEGIC HIGHLIGHTS

     During the quarter, Honeywell and AlliedSignal announced their intention to merge, creating a leading global supplier of products and services. Shareholders from both companies are scheduled to vote on the merger at separate meetings on September 1. The merger is also subject to regulatory approvals.

     Home and Building Control has improved its financial performance by exiting low margin market segments, reducing operating cost, introducing new products and differentiated solutions, and making strategic acquisitions such as the second quarter agreement to purchase C&K Systems. C&K is a global supplier of residential and commercial security products with revenues of $100 million. The acquisition is expected to close in September. Control Products continued to expand its residential controls market share through the PerfectClimate building contractor program, while Consumer Products revenues grew strongly in the quarter. In early April, Solutions and Services signed a two-year agreement for continuous, remote performance and condition monitoring of AlliedSignal's Turbogenerator beta production units. This agreement gives Honeywell first-mover advantage for remote condition monitoring in the growing distributed power generation market.

     Industrial Control's PlantScape-TM-, the industry's only true hybrid control system, continued to expand its market leadership during the quarter with a $36 million contract for the Honeywell/Giasa consortium at the Petroleos Mexicanos Cantarell oil and gas extraction facility in Mexico, and with an order to automate Alliance Pipeline's $3.3 billion pipeline project in Calgary, Canada. Since its introduction in 1997, PlantScape systems have enjoyed brisk sales with more than 2,000 systems sold at more than 1,000 customer sites around the world.

     During the quarter, Honeywell's technical leadership and commitment to e-business was recognized by PCWEEK magazine, which ranked the company among the top five innovators in employing internet technology. This was further demonstrated as Honeywell Hi-Spec Solutions launched MyPlant.com-Registered Trademark- (www.myplant.com), its new web-based community of interest for process industry customers and suppliers. MyPlant.com provides customers easy access to a broad range of Honeywell and third-party process industry solutions, including Hi-Spec's web-based software delivery site SolutionsNow!.

     The recent Paris Air Show included several positive announcements for Honeywell's Space and Aviation Control business. Embraer announced more than $7 billion in firm and option orders for its ERJ-170 and 190 regional jets, which are both fitted with Honeywell's Primus Epic-TM- integrated avionics. Raytheon also announced firm and option orders for approximately 100 Honeywell-equipped Hawker Horizon business jets. Honeywell was also awarded an engineering, manufacturing, and development contract to retrofit commercial off-the-shelf display technology into the U.S. Air Force C-17 Globemaster III aircraft.

     The quarter saw the successful first flight of the Federal Express MD-10 freighter airplane, utilizing the advanced Honeywell flight deck complete with CAT IIIb automatic landing capability. The Federal Express flight test program is the largest commercial flight deck upgrade program ever undertaken. Federal Express will upgrade 79 aircraft with the new flight deck and has options for 40 more aircraft. This MD-10 retrofit program will generate revenues likely to exceed $100 million.

*The one time gain in the second quarter of 1998 was related to the sale of the Honeywell-Measurex headquarters building in Cupertino, CA, for a pretax gain of $5.6 million, or $0.03 per share.

     This release may contain forward-looking statements about future business operations, financial performance, and market conditions. Such statements are subject to certain risks, uncertainties and other factors -- including changing economic conditions, international trade and monetary factors -- which can affect the company's businesses and cause actual results to differ materially from those contained in any forward-looking statements. These factors are described in the company's annual and quarterly reports on Forms 10-K and 10-Q. Copies of such reports may be obtained from the company or reviewed on the SEC's EDGAR system at www.sec.gov.

     Honeywell is the world's leading provider of control technologies for buildings, homes, industry, space and aviation. The company employs 57,000 people in 95 countries, and had 1998 sales of $8.4 billion.

                         HONEYWELL INC. AND SUBSIDIARIES
                          INCOME STATEMENT (UNAUDITED)
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                   SECOND QUARTER
                                                        -----------------------------------
                                                            JULY 4,              July 5,
                                                             1999                1998
                                                        ------------           ------------
SALES                                                   $    2,139.6           $    2,035.2             5.1%

COSTS AND EXPENSES
     Cost of sales                                           1,467.2                1,383.0
     Research and development                                  112.9                  118.4
     Selling, general and administrative                       327.3                  325.8(1)
     Interest - net                                             27.3                   26.0
     Equity income                                              (4.6)                  (5.8)
                                                        ------------           ------------
TOTAL COSTS AND EXPENSES                                     1,930.1                1,847.4
                                                        ------------           ------------
INCOME BEFORE INCOME TAXES                                     209.5                  187.8

PROVISION FOR INCOME TAXES                                      69.2                   62.0
                                                        ------------           ------------
NET INCOME                                              $      140.3           $      125.8            11.5%


BASIC EARNINGS PER COMMON SHARE                         $       1.11           $       1.00            11.0%
AVERAGE COMMON SHARES OUTSTANDING                        126,715,587            126,112,084

DILUTED EARNINGS PER COMMON SHARE                       $       1.09           $       0.98            11.2%
AVERAGE COMMON AND DILUTIVE SHARES OUTSTANDING           128,986,872            128,093,164


(1) 1998 includes a one-time gain of $5.6, or $0.03 per diluted share, related to the sale of assets.

                         HONEYWELL INC. AND SUBSIDIARIES
                          INCOME STATEMENT (UNAUDITED)
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                   SIX MONTHS ENDED
                                                        -----------------------------------
                                                            JULY 4,               July 5,
                                                             1999                  1998
                                                        ------------           ------------
SALES                                                   $    4,125.7           $    3,958.5           4.2%

COSTS AND EXPENSES
     Cost of sales                                           2,833.2                2,709.8
     Research and development                                  229.8                  231.8
     Selling, general and administrative                       645.4                  640.6(1)
     Interest - net                                             53.3                   50.2
     Equity income                                              (3.0)                  (5.5)
                                                        ------------           ------------
TOTAL COSTS AND EXPENSES                                     3,758.7                3,626.9
                                                        ------------           ------------
INCOME BEFORE INCOME TAXES                                     367.0                  331.6

PROVISION FOR INCOME TAXES                                     121.2                  109.5
                                                        ------------           ------------
NET INCOME                                              $      245.8           $      222.1          10.7%


BASIC EARNINGS PER COMMON SHARE                         $       1.94           $       1.76          10.2%
AVERAGE COMMON SHARES OUTSTANDING                        126,480,406            126,152,209

DILUTED EARNINGS PER COMMON SHARE                       $       1.92           $       1.73          11.0%
AVERAGE COMMON AND DILUTIVE SHARES OUTSTANDING           128,342,264            128,065,830


(1) 1998 includes a one-time gain of $5.6, or $0.03 per diluted share, related to the sale of assets.

                             HONEYWELL INC. AND SUBSIDIARIES
                    SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)
                     (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                SECOND QUARTER
                                         -----------------------------
                                           JULY 4,            July 5,
                                            1999               1998
                                         ----------         ----------
SALES
     Home and Building Control           $    855.3         $    788.0
     Industrial Control                       645.5              637.1
     Space and Aviation Control               619.4              590.2
     Other                                     19.4               19.9
                                         ----------         ----------
TOTAL SALES                                 2,139.6            2,035.2

--------------------------------------------------------------------------

OPERATING PROFIT
     Home and Building Control                 88.3               69.1
     Industrial Control                        72.5               84.5(1)
     Space and Aviation Control                88.9               78.7
     Other                                      2.3                1.7
                                         ----------         ----------
TOTAL OPERATING PROFIT                        252.0              234.0(1)

     Interest expense                         (29.0)             (29.8)
     Equity income                              4.6                5.8
     General corporate expense                (18.1)             (22.2)
                                         ----------         ----------
INCOME BEFORE INCOME TAXES               $    209.5         $    187.8(1)


(1) 1998 includes a one-time gain of $5.6, or $0.03 per diluted share, related to the sale of assets.

                         HONEYWELL INC. AND SUBSIDIARIES
                SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                SIX MONTHS ENDED
                                         -----------------------------
                                           JULY 4,           July 5,
                                            1999              1998
                                         ----------         ----------
SALES
     Home and Building Control           $  1,661.0         $  1,566.7
     Industrial Control                     1,229.4            1,217.7
     Space and Aviation Control             1,200.4            1,137.6
     Other                                     34.9               36.5
                                         ----------         ----------
TOTAL SALES                                 4,125.7            3,958.5

---------------------------------------------------------------------------

OPERATING PROFIT
     Home and Building Control                148.5              125.9
     Industrial Control                       132.8              144.9(1)
     Space and Aviation Control               172.2              149.0
     Other                                      4.8                5.0
                                         ----------         ----------
TOTAL OPERATING PROFIT                        458.3              424.8(1)

     Interest expense                         (57.9)             (56.2)
     Equity income                              2.9                5.5
     General corporate expense                (36.3)             (42.5)
                                         ----------         ----------
INCOME BEFORE INCOME TAXES               $    367.0         $    331.6(1)


(1) 1998 includes a one-time gain of $5.6, or $0.03 per diluted share, related to the sale of assets.

                         HONEYWELL INC. AND SUBSIDIARIES
                   STATEMENT OF FINANCIAL POSITION (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                                             JULY 4,          December 31,
                                                                              1999               1998
                                                                           ----------         -----------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                             $    147.9         $    306.0
     Short-term investments                                                       7.6                7.2
     Receivables (less allowance for doubtful accounts:
         1999, $40.3; 1998, $41.1)                                            1,809.8            1,906.7
     Inventories (less progress billing on uncomplete contracts:
         1999, $31.5; 1998, $43.5)                                            1,162.2            1,116.0
     Deferred income taxes                                                      283.1              285.9
                                                                           ----------         ----------
TOTAL CURRENT ASSETS                                                          3,410.6            3,621.8

INVESTMENTS AND ADVANCES                                                        279.3              269.9
PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment                                            3,383.9            3,355.8
     Less accumulated depreciation                                            2,084.5            2,097.4
                                                                           ----------         ----------
                                                                              1,299.4            1,258.4
OTHER ASSETS
     Long-term receivables (less allowance for doubtful accounts:
         1999, $0.5; 1998, $1.8)                                                 27.0               34.0
     Goodwill                                                                   981.1              952.2
     Intangible assets                                                          329.0              343.0
     Deferred income taxes                                                       19.2               18.9
     Other                                                                      725.8              672.2
                                                                           ----------         ----------
TOTAL ASSETS                                                               $  7,071.4         $  7,170.4
                                                                           ----------         ----------
                                                                           ----------         ----------
LIABILITIES AND SHAREOWNERS' EQUITY
CURRENT LIABILITIES
     Short-term debt                                                       $    209.0         $    178.9
     Accounts payable                                                           622.0              676.6
     Customer advances                                                          361.3              340.2
     Accrued income taxes                                                       236.6              334.4
     Deferred income taxes                                                       13.9               18.0
     Other accrued liabilities                                                  799.6              904.6
                                                                           ----------         ----------
TOTAL CURRENT LIABILITIES                                                     2,242.4            2,452.7

LONG-TERM DEBT                                                                1,223.8            1,299.3
DEFERRED INCOME TAXES                                                            51.4               66.2
OTHER LIABILITIES                                                               597.2              566.7
                                                                           ----------         ----------
TOTAL LIABILITIES                                                             4,114.8            4,384.9
                                                                           ----------         ----------
SHAREOWNERS' EQUITY
     Common stock - $1.50 par value
     Authorized - 1999 375,000,000 shares
                     - 1998 250,000,000 shares                                  281.1
     Issued - 1999 - 187,407,152 shares                                                            281.3
               - 1998 - 187,536,597 shares
     Additional paid-in-capital                                                 775.8              697.6
     Retained earnings                                                        4,008.0            3,835.9
     Treasury stock - 1999 - 59,933,883 shares                               (2,023.6)


                    - 1998 - 61,206,715 shares                                                  (2,005.5)
     Other comprehensive income                                                 (84.7)             (23.8)
                                                                           ----------         ----------
TOTAL SHAREOWNERS' EQUITY                                                     2,956.6            2,785.5
                                                                           ----------         ----------
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY                                  $  7,071.4         $  7,170.4
                                                                           ----------         ----------
                                                                           ----------         ----------


                         HONEYWELL INC. AND SUBSIDIARIES
                       STATEMENT OF CASH FLOWS (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                                              SIX MONTHS ENDED
                                                                         -------------------------
                                                                           JULY 4,         July 5,
                                                                            1999            1998
                                                                         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                          $  245.8         $  222.1
     Adjustments to reconcile net income to net cash flows from operating activities:
         Depreciation                                                       126.0            122.8
         Amortization of intangibles                                         43.5             37.7
         Deferred income taxes                                               (4.0)            (0.1)
         Equity income, net of dividends received                            (2.0)            (4.7)
         Gain on sale of assets                                              (1.7)            (6.5)
         Contributions to employee stock plans                               32.9             32.6
         Decrease in receivables                                             95.2            114.8
         Increase in inventories                                            (45.8)          (134.6)
         Decrease in accounts payable                                       (46.8)           (72.6)
         Increase in customer advances                                       25.2             51.2
         Decrease in accrued income taxes and interest                      (98.7)           (50.7)
         Decrease in accrued liabilities                                   (106.6)           (91.9)
         Other noncurrent items - net                                        (8.4)           (70.4)
                                                                         --------         --------
NET CASH FLOWS FROM OPERATING ACTIVITIES                                    254.6            149.7
                                                                         --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of assets                                            11.6             56.3
     Proceeds from sale of discontinued business                              -               29.0
     Capital expenditures                                                  (182.4)          (162.9)
     Investment in acquisitions, net of cash acquired                      (107.8)          (131.8)
     Decrease (increase) in short-term investments                            4.6             (0.8)
     Other - net                                                            (12.5)            (5.3)
                                                                         --------         --------
NET CASH FLOWS FROM INVESTING ACTIVITIES                                   (286.5)          (215.5)
                                                                         --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Decrease in short-term debt                                            (38.2)           (36.3)
     Proceeds from issuance of long-term debt                                 4.4            252.0
     Repayment of long-term debt                                            (43.6)           (67.2)
     Purchase of treasury stock                                             (51.8)          (118.6)
     Proceeds from exercise of stock options                                 80.0             38.0
     Dividends paid                                                         (73.8)           (70.9)
                                                                         --------         --------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                   (123.0)            (3.0)
                                                                         --------         --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                      (3.2)            (2.4)
                                                                         --------         --------
DECREASE IN CASH AND CASH EQUIVALENTS                                      (158.1)           (71.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              306.0            134.3
                                                                         --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  147.9         $   63.1
                                                                         --------         --------
                                                                         --------         --------